UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

BLACKROCK CREDIT ALLOCATION INCOME TRUST

(Exact Name of Registrant as Specified in Charter)

DELAWARE	811-21972	56-2623827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices, including zip code)

(212) 810-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, $0.001 par value per share	BTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Delaware Supreme Court Rules Saba Nominees Ineligible for Election at 2019 Shareholder Meeting

On January 13, 2020, the Supreme Court of the State of Delaware ruled that the trustee candidates nominated by Saba Capital Master Fund, LTD (“Saba”) were ineligible for election at the BlackRock Credit Allocation Income Trust’s (the “Fund”) 2019 annual meeting of shareholders. Therefore, votes received for Saba’s nominees were invalid. Accordingly, the following nominees for trustee, who each received a plurality of the votes cast at the 2019 shareholders meeting, are duly elected as Class III trustees of the Fund, to serve until the later of the date of the Fund’s 2022 annual meeting or until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal:

Richard E. Cavanagh

Cynthia L. Egan

Robert Fairbairn

Henry Gabbay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK CREDIT ALLOCATION INCOME TRUST

By:	/s/ Gladys Chang
Name:	Gladys Chang
Title:	Assistant Secretary

Date: January 17, 2020